Exhibit (h)(30)

Amendment to Transfer Agency and Service Agreement

This Amendment dated as of December 2, 2019 (this “Amendment”) is to the Transfer Agency and Service Agreement dated as of October 1, 2007, as amended, (the “Agreement”), between ALPS Fund Services, Inc., a Colorado corporation (“ALPS”) and Financial Investors Trust, a Delaware statutory trust (the “Trust”). Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, ALPS and the Trust wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Effective as of the date of this Amendment, Schedule A to the Agreement is replaced in its entirety with the new Schedule A attached hereto and incorporated by reference herein.

2.	Effective as of the date of this Amendment, Schedule B to the Agreement is replaced in its entirety with the new Schedule B attached hereto and incorporated by reference herein.

3.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST	ALPS FUND SERVICES, INC.

By:	/s/ Bradley J. Swenson	By:	/s/ Rahul Kanwar
Name: Bradley J. Swenson		Name: Rahul Kanwar
Title: President		Title: Authorized Representative

Schedule A

List of Funds

ALPS/CoreCommodity Management CompleteCommodities Strategy Fund (Class A, Investor Class, Class C and Class I)

ALPS/Kotak India Growth Fund (Class A, Investor Class, Class C, Class I and Class II)

ALPS/Red Rocks Listed Private Equity Fund (Class A, Investor Class, Class C, Class I and Class R)

ALPS/Smith Total Return Bond Fund (Class A, Investor Class, Class C and Class I)

ALPS/Smith Short Duration Bond Fund (Class A, Investor Class, Class C and Class I)

ALPS/WMC Research Value Fund (Class A, Investor Class, Class C and Class I)

Clough China Fund (Class A, Investor Class, Class C and Class I)

RiverFront Asset Allocation Aggressive (Class A, Investor Class, Class C, Class I, Class L and Investor Class II)

(formerly, RiverFront Global Growth Fund)

RiverFront Asset Allocation Growth & Income (Class A, Investor Class, Class C, and Class I)

(formerly, RiverFront Dynamic Equity Income Fund)

RiverFront Asset Allocation Moderate (Class A, Investor Class, Class C and Class I)

(formerly, RiverFront Moderate Growth & Income Fund)

Schedule B

Fee Schedule